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                                                                    EXHIBIT 10.9

CONFIDENTIAL TREATMENT REQUESTED BY LINKTONE LTD. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                          CARTOON NETWORK INTERACTIVE -
                       MOBILE LICENCE AGREEMENT - LINKTONE

This licence agreement (AGREEMENT) is entered into on the date set out in Schedule A to this Agreement (EFFECTIVE DATE) by and between:

(a) Turner Broadcasting System Asia Pacific, Inc., a company incorporated in Georgia, United States of America, with an office in Hong Kong at 30/F, Oxford House, Tai Koo Place, 979 King's Rd, Quarry Bay, Hong Kong (TURNER);

(b) the Developer named in Schedule A, with its principal place of business at the address set out in Schedule A (DEVELOPER); and

(c) the Distributor named in Schedule A, with its principal place of business at the address set out in Schedule A (DISTRIBUTOR),

regarding the production of the CN Content by Developer and the use and distribution of the CN Content and the Turner Content by Distributor using the Designated Technology via the telecommunications networks of Service Operators within the Territory, as described below.

1.       DEFINITIONS.

In this Agreement, the following terms shall have the meanings ascribed to them below:

(a) AFFILIATE means in respect of either party: (i) a subsidiary company of such party; (ii) a company of which such party is a subsidiary company ("the parent company"); or (iii) a subsidiary company of the parent company.

(b) CN CHARACTERS means the characters from the Cartoon Network television series entitled The Powerpuff Girls, Scooby Doo, Tom & Jerry, Dexter's Laboratory and The Flintstones, as provided by Turner or its Affiliate to Developer under this Agreement for the sole purpose of (i) Developer producing the CN Content and the CN Page in the manner authorised by this Agreement and (ii) Distributor distributing the CN Content and exhibiting the CN Page in the manner authorised by this Agreement.

(c) CN CONTENT means all content and other materials (including all CN Games) produced by Developer using the CN Characters and/or the CN Functionality and approved by Turner under this Agreement for use as specifically authorised by this Agreement, as further described in Paragraph 4.1 of this Agreement.

(d) CN FUNCTIONALITY means all functionality and other elements and materials provided by Turner or its Affiliate to Developer under this Agreement in order for Developer to produce, and for Distributor to operate, the CN Games in the manner authorised by this Agreement, as further described in Schedule.

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(e)      CS GAMES means the SMS-based games described in Schedule A comprised by the Game Components.

(f) CN PAGE means the Cartoon Network-branded page established, maintained and hosted by Distributor within the Web Site and bearing the uniform resource locator http://://www.linktone.com.cn/cartoonnetwork, accessible Subscribers in the Territory only, for the display and distribution of the CN Content, the Turner Content and such other Cartoon Network characters, names, logos, trade marks and other properties as have been licensed to Linktone Parties for such purpose by Turner and its Affiliates.

(g) COMMENCEMENT DATE means either the date no later than 30 days after Turner grants Developer approval to proceed with the first instalment of the Turner Content and the CN Content, or 1 October 2003, whichever is the earlier.

(h)      DESIGNATED TECHNOLOGY means the technology described in Schedule A.

(i) EMS means Enhanced Message Service, being a mobile telecommunications service that allows mobile telephone users to send and receive SMS messages which also include text formatting, black-and-white images and sounds.

(j) GAME COMPONENTS means each question or piece of information sent by Distributor to a Subscriber and each request or answer sent by a Subscriber to Distributor that initiates or constitutes the operation of an SMS game.

(k) GROSS REVENUE means the total of ***********actually received by the Distributor from the Service Operator(s) in respect of the CN Content and the Turner Content in accordance with Paragraph 4.6 and based on the information provided by Developer in accordance with Paragraph 4.7 during a period ************************ ******************************
         ****************************************** pursuant to the relevant agreement between the Distributor and that Service Operator.

(l) LICENCE has the meaning set out in Paragraph 3 in respect of the rights granted to Developer and Distributor respectively.

(m)      LINKTONE PARTIES means Developer and Distributor.

(n) MARKETING DEDUCTION means, for the first three months of the Term, the ******** described in Paragraph 4.10(a) and, beginning from the fourth month of the Term, *************** for the previous month of the Term, up to an amount of **********.

(o) MMS means Multimedia Message Service, being a mobile telecommunications service that allows mobile telephone users to send and receive SMS messages which also include images, text formatting, audio clips and video clips.

(p) NET REVENUE means the ********** for a period, ****************** for that period.

(q) SERVICE means the wireless telecommunications services provided by Service Operators in the Territory, enabling users of mobile telephones or other wireless or handheld

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

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         devices in the Territory to gain access to the CN Content and/or the
         Turner Content by means of the Designated Technology OR the wireless telecommunications services or other relevant telecommunications networks in the Territory that Subscribers use to request and/or receive the CN Content and/or Turner Content by means of the Designated Technology and that the patties have approved in writing.

(r)      SERVICE OPERATOR means the owner and operator of a Service.

(s) SMS means Short Message Service, being a mobile telecommunications service that allows mobile telephone users to send and receive short text messages.

(t) SUBSCRIBER means any individual or entity who requests the download of or subscription to the CN Content and/or the Turner Content via the Service or the CN Page and whose billing address is located in the Territory.

(u) SUBSCRIPTION FEE means the fee paid by Subscribers for the CN Content and/or the Turner Content, as further described in Paragraph 4.6.

(v)      TERM means the term set out in Schedule A.

(w)      TERRITORY means the territory set out in Schedule A.

(x) TRADEMARKS means any trademarks, trade names, service marks or logos of a party or its Affiliates provided and/or approved by such party for use in connection with the rights granted under this Agreement.

(y) TURNER CONTENT means all content and other materials, including CN Games, provided by Turner to Developer under this Agreement for use as specifically authorised by this Agreement, as described in Schedule A.

(z) WAP means Wireless Application Protocol, being a specification for a set of communication protocols to standardise the manner in which wireless devices can be used for Internet access.

(aa) WEB SITE means the Internet page owned by Developer and hosted and operated by Distributor on behalf of Developer and bearing the uniform resource locator http://www.linktone.com.cn.

(bb) YEAR means a consecutive twelve-month period during the Term commencing on the Effective Date.

2.       TURNER OBLIGATIONS.

Turner agrees as follows:

2.1 Provision of CN Characters. During the Term, Turner or its Affiliate shall procure the delivery of the CN Characters to Developer in order to allow Developer to produce the

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         CN Content and promote the CN Content and the Turner Content as authorised by this Agreement.

2.2 Production of Turner Content. During the Term, Turner or its Affiliate shall produce the Turner Content for Distributor's distribution via the Service to Subscribers via the Designated Technology as authorised by this Agreement.

2.3 Access to CN Characters and Turner Content. During the Term, Turner shall make the CN Characters and the Turner Content available to Developer in accordance with the access method set out in Schedule A.

2.4 CN Characters and Turner Content Rights. Turner shall obtain and maintain throughout the Term all licences and/or consents necessary to provide the CN Characters and the Turner Content to Linktone Parties as authorised by this Agreement.

3.       LICENCE.

Subject to the terms and conditions of this Agreement and conditional on the parties agreeing (and continuing to agree) on the pricing described in Paragraph
4.6 below, Turner grants a limited, non-transferable licence (Licence) during the Term on a non-exclusive basis (except as expressly set out in this Agreement):

(a)      for Developer to:

         (i) produce and update the CN Content, including using the CN Characters in accordance with this Agreement for the purpose of producing and/or updating the CN Content;

         (ii)     deliver the CN Content and the Turner Content to Distributor;
                  and

         (iii) use the CN Characters to market and promote the availability of the CN Content and the Turner Content in the Territory on the Service and the CN Page,

         in accordance with the terms and conditions set out in this Agreement; and

(b)      for Distributor to:

         (i) distribute the CN Content and the Turner Content to Subscribers;

         (ii) use the CN Functionality on the Service in order to operate the CN Games;

         (iii) host and display the CN Content and the Turner Content on the CN Page; and

         (iv) use the CN Characters to market and promote the availability of the CN Content and the Turner Content in the Territory on the Service and the CN Page,

         in accordance with the terms and conditions set out in this Agreement.

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4.       LINKTONE PARTIES OBLIGATIONS.

4.1      Production of CN Content by Developer

(a) During the Term, Developer shall produce the CN Content solely for distribution to Subscribers as permitted by this Agreement using the CN Characters and such other Cartoon Network logos and characters as Turner and/or its Affiliate may supply to Developer. Production of the CN Content by Developer shall be in accordance with the Cartoon Network style guide materials supplied to it by Turner and with the instructions of Turner. Developer shall seek the prior written consent of Turner to each piece of CN Content that Developer proposes to produce. If Turner consents to the production of such piece of CN Content, Developer shall only produce such CN Content in the manner prior approved by Turner. Developer shall supply Turner with a sample of each piece of CN Content produced under this Agreement. Developer shall make the first instalment of the Turner Content and the CN Content available to Turner for its approval and sign off no later than 30 days after the Effective Date.


(b) Developer shall update the types of CN Content made available for distribution to Subscribers on a regular basis during the Term as set out in Schedule A. With Turner's prior consent, Developer shall also update and enhance the CN Content using such new technology as may become available in respect of the Designated Technology in the Territory during the Term.

4.2      Display and Distribution of CN Content and Turner Content by Developer

During the Term, Developer shall:

(a) deliver the CN Content and the Turner Content to Distributor solely for the purposes of Distributor performing the obligations set out in Paragraph 4.3 below;

(b) use the CN Characters to market and promote the availability of the CN Content and the Turner Content on the Service and the CN Page, subject to the prior written approval of Turner in each instance; and

(c) procure that Distributor performs the services and obligations set out in Paragraph 4.3 below.

4.3      Display and Distribution of CN Content and Turner Content by
         Distributor

(a)      During the Term, Distributor shall:

         (i) host and display the CN Content and the Turner Content on the CN Page as set out in this Paragraph 4, for the sole purpose of Subscribers viewing and requesting the download of the CN Content and/or Turner Content via the Designated Technology on the Service only; and

         (ii) host and use the CN Functionality on the Service in the Territory as set out in this Paragraph 4 in order to operate the CN Games via the Designated Technology; and

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         (iii)    distribute the CN Content and the Turner Content, and permit and procure the distribution of the CN Content and the Turner Content by Service Operators, on the Service via the Designated Technology to the Subscribers as set out in this Paragraph 4.

(b) Distributor shall establish, maintain and host the CN Page on behalf of Developer during the Term on the condition that the display and use on the CN Page of all CN Content, Turner Content and any other Cartoon Network characters, names, logos, trademarks and other properties provided by Turner for this purpose shall in all respects be subject to the prior approval and reasonable instructions of Turner. The CN Content and the Turner Content may not be displayed on any part of the Web Site other than the CN Page. The CN Page shall be located on the first screen of the Web Site and shall contain a prominent and persistent hyperlink, in the form of a CN Character, a Turner Trademark or such other device as is approved by Turner, from the CN Content to such web site(s) as are notified by Turner to Developer. These hyperlinks, when clicked on by a Subscriber, will link to the Turner web site notified by Turner or its Affiliate to Developer. Distributor shall provide details at the CN Page as to how to download the CN Content and the Turner Content from the CN Page, including displaying the SMS and WAP numbers and/or addresses to be used for such download (via the Designated Technology) by Subscribers. Linktone Parties represent and undertake to Turner that only Subscribers may access the CN Page and that such Subscribers must use a log-in name or number and a password in order to download the CN Content and Turner Content from the CN Page. In no event shall Developer or Distributor permit the sale or placement of any advertising, sponsorship and/or promotional messages or materials within the CN Page, except for such Cartoon Network promotional messages as Turner may provide.

(c) Distributor shall make the Turner Content and the CN Content commercially available to Service Operators and Subscribers on or before the Commencement Date. If Distributor has not made the Turner Content and the CN Content available to Turner and Service Operators and Subscribes (as applicable) in accordance with this sub-paragraph, Turner may immediately terminate this Agreement on written notice to Linktone Parties. Provided that Distributor has made the Turner Content and the CN Content commercially available to Service Operators and Subscribers in accordance with this sub-paragraph,
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         *************************.

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4.4      Display and Distribution of CN Content and Turner Content by Linktone
         Parties

(a) During the Term, Linktone Parties shall ensure that the CN Content and Turner Content is listed are shown as one of the highlighted offerings of the Linktone-branded general entertainment services provided by Distributor to Subscribers and is always included in the general or basic entertainment services offered by Distributor for distribution on the Service via the Designated Technology.

(b) Linktone Parties shall procure the delivery to Subscribers of the CN Content and/or the Turner Content on an "as is" basis via the Designated Technology. Linktone Parties will procure the inclusion of Cartoon Network branding in the transmission of the Turner Content and the CN Content to the extent such branding is included in the Turner Content, or required to be included in the CN Content, by Turner. Linktone Parties shall have no right to modify, edit or supplement (or permit any modification, editing or supplementing of) any of the Turner Content provided by Turner under this Agreement or any of the CN Content approved by Turner under this Agreement, except that it may:

         (i) permit Subscribers to the CN Content and/or the Turner Content to access only part of the CN Content and/or the Turner Content from that available (subject to technology limitations associated with the Subscribers' hardware); and

         (ii) implement minor technical changes to the format as necessary solely for the proper display of the CN Content and/or the Turner Content on the Service or the CN Page without changing any substantive elements of the CN Content and/or the Turner Content.

         Inadvertent edits of the CN Content and/or the Turner Content as a result of technical or transmission problems shall not be deemed a breach of this sub-paragraph.

(c) Except as expressly required or authorised in this Agreement, neither Developer nor Distributor will, nor will either of them authorise any entity to, transmit, modify, distribute, exhibit, copy, sub-licence or otherwise use the CN Content or the Turner Content (or any portion of either) by any means. Linktone Parties shall take all reasonable steps to prevent any tampering or interference with the CN Content or the Turner Content.

4.5 Consents. As between the parties to this Agreement, Linktone Parties shall obtain and maintain throughout the Term all equipment and access technology necessary to produce, download and/or distribute the CN Content and the Turner Content (as applicable) as authorised by this Agreement. Specifically, Linktone Patties must secure, maintain and pay for all Linktone Parties' equipment, tariffs, telecommunications service, digitization, decoding (if the CN Content and/or the Turner Content is encrypted) and any related or other charges necessary for the production and distribution of the CN Content or for the download and distribution of the Turner Content, including any connections and/or servers designed to receive commands, queries or requests from Subscribers and obtain the appropriate information from the CN Content or the Turner Content. Despite anything to the contrary contained in this Agreement, Linktone Parties shall at their sole cost and expense obtain and maintain throughout the Term all licences and/or consents (including

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         all mechanical, synchronisation, public performance and other music licences or consents necessary for it to produce and distribute the CN Content and to distribute the Turner Content) for the production and distribution of the CN Content and for the download and distribution of the Turner Content as authorised by this Agreement and be responsible for all necessary payments relating to them.

4.6 Pricing. Distributor shall charge each Subscriber, or shall procure that each Subscriber is charged, a monthly Subscription Fee on the first occasion during each month that a Subscriber requests and/or downloads a piece of CN Content or Turner Content. Such fee shall entitle the Subscriber to request and download up to eleven pieces of CN Content and/or Turner Content within the calendar month in which the Subscription Fee is charged. The above Subscription Fee shall be agreed in writing by the parties and shall be additional and separate to any fees or other costs or taxes charged by Distributor to Subscribers. The Subscription Fee agreed by the parties as at the Effective Date is set out in Schedule A. No change in the Subscription Fee will be effective unless agreed in writing by the parties.

4.7 Reporting and Audit: Unless otherwise instructed by Turner, Linktone Parties shall promptly report to Turner on the 15th day of each month during the Term the total number of Subscribers who have requested the Turner Content and the CN Content during the immediately preceding calendar month, the category of such Turner Content and CN Content, the Subscription Fee charged to each Subscriber for the Turner Content and the CN Content in accordance with Paragraph 4.6 above and such other information reasonably requested by Turner. During the Term and for one year after its expiry or termination, Developer and Distributor shall each keep and maintain complete and accurate records of the Subscription Fees charged to Subscribers for their request and/or download of the Turner Content and the CN Content. At any time during such period, upon reasonable written notice, Turner may request an audit of such records and Linktone Parties shall agree to and use all reasonable efforts to facilitate that audit, provided that any such audit is not undertaken more than once in any three-month period. Audits may be performed by Turner personnel or by outside third parties reasonably approved by Developer. Turner shall pay all costs associated with such an audit, unless that audit shows that Linktone Parties has underpaid Turner by more than 3%, in which case Linktone Parties shall pay to Turner, on demand, all the costs of the audit together with the amount underpaid. Any Tuner personnel or outside third parties conducting such an audit shall comply with the confidentiality obligations contained in this Agreement.

4.8 Customer Service. As between the parties, Linktone Parties shall be solely responsible for processing all orders, activating services, billing and collecting all fees for Subscribers receiving the CN Content and the Turner Content and providing all customer service related to the CN Content and the Turner Content Linktone Parties shall use their best endeavours to inform Subscribers clearly that neither Turner nor its Affiliates are responsible for the provision of any aspect of the Service.

4.9 Liability for Service. As between the parties, Linktone Parties shall be solely liable for all parts of the Service, including any messages transmitted as part of or via the Service other than the Turner Content provided that Linktone Parties shall not be liable for any

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         transmission failure in respect of any message transmitted as part of or via the Service caused by any technical problems beyond the control of Linktone Parties including defects, congestion or failures of capacity in a Service Operator's hardware and/or software. Linktone Parties shall be solely liable for any other unsuccessful transmission or any message transmitted as part of or via the Service including where such failure is caused by the failure of Linktone Parties' own hardware and/or software. In connection with its obligations under this paragraph, Linktone Parties shall monitor the reliability and capacity of each Service Operator's network and shall use its best efforts to report to Turner on the predicted and actual level of network and system failures and other hardware and/or software problems which might cause or have caused the transmission failure of any message transmitted as part of or via the Service.

4.10     Marketing

(a) Within three months of the Effective Date, Developer will spend ************* solely to promote the availability of the CN Content and Turner Content on the Service in the Territory. Developer shall submit its marketing plan in this regard to Turner at least 15 days prior to the Effective Date for Turner's approval.

(b) Commencing at the beginning of the fourth month of the Term, Developer will spend ************** each month solely to promote the availability of the CN Content and Turner Content on the Service in the Territory. Developer shall submit its marketing plan in this regard to Turner at least 30 days prior to the start of each month or at least 30 days prior to the start of any marketing stunt or campaign for the Service. If any of the Marketing Deduction remains unspent at the end of the Term, Developer shall pay **************** to Turner within 30 days of the end of the Term.

5.       TURNER CONTENT

5.1 Quality Control. Linktone Parties acknowledge and agree that Turner shall have complete and exclusive control with respect to all matters related to the CN Content and the Turner Content (including the quality, production and selection of the Turner Content and the quality, production and selection of the CN Content). Turner may, on occasion, include a Cartoon Network promotional message with the Turner Content to refer Subscribers to other Cartoon Network services relevant to the Turner Content and third party advertising within or around the Turner Content and may require Linktone Parties to include such a promotional message with the CN Content, subject to Linktone Parties gaining any consent required under the relevant agreement with the Service Operator(s).

5.2 Ownership. As between the parties, Linktone Parties acknowledge and agree that Turner shall own and retain, throughout the universe and in perpetuity, the exclusive ownership of all rights and title in and to the CN Characters, the CN Content and the Turner Content, including all rights of trademark, copyright and copyright renewal. Turner's exclusive ownership and control of the CN Characters, the CN Content and the Turner Content shall be absolute and without any further obligation to Developer and/or Distributor or to any third party except as specifically provided for in this Agreement.

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         Linktone Parties agree that nothing in this Agreement shall provide either of them with any other rights whatsoever to the CN Characters, the CN Content and the Turner Content, nor convey, confer, grant, assign or otherwise provide Developer and/or Distributor with copyright, title or any other proprietary or ownership interest in or to the CN Content or the Turner Content or any elements of them. All goodwill associated with the CN Characters, CN Content and the Turner Content (in whole or in part) shall inure for the sole benefit of Turner. Linktone Parties assign to Turner all rights in the CN Characters, the CN Content and the Turner Content that they may own or control now or in the future. Where necessary, this assignment takes effect as a present assignment of future rights. Linktone Parties shall do all acts reasonably required by Turner to assist Turner in protecting or registering the CN Characters, the CN Content and the Turner Content.

5.3      ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         *****************.

5.4      ***********************************************************************
         ***********************************************************************
         ***********************************************************************
         *****************.

6.       FEES.

On behalf of Linktone Parties, Developer shall pay the following amounts to Turner in consideration for the right to use the CN Characters, CN Content, Tuner Content and the marketing and trademark rights licensed by Turner under this Agreement, in accordance with the terms set out below:

6.1 Annual Minimum Guarantee. An annual minimum guaranteed fee in such amount and payable on such terms as are set out in Schedule A.

6.2 Revenue Fee. The *************** set out in Schedule A (Turner Revenue Share), **************** only:

         (i) subject to Paragraph 6.3(b), ********************* as imposed by the government of the Territory and paid by Developer on the Turner Revenue Share during the relevant period; and

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         (ii)     **************** as imposed by the government of the Territory and paid by Developer on the Turner Revenue Share during the relevant period,

         payable on such terms as are set out in Schedule A. The parties acknowledge and agree that business tax will be deductible in calculating the above withholding tax.

6.3      Payment and Taxes

(a) All payments under this Agreement shall be in United States dollars. Except as expressly set out in this Agreement, Linktone Parties shall be jointly and severally responsible for the payment of all taxes (including any value-added, goods and services tax or other turnover taxes), levies, duties, fees or other assessments and related penalties and surcharges levied in the Territory in connection with the CN Content, the Turner Content, the CN Characters and the marketing and trademark rights licensed by Turner, and Developer shall hold Turner and its Affiliates harmless from the same.

(b) If any payments made by Developer to Turner under this Agreement are subject to withholding tax levied by a governmental authority in the Territory, Developer may withhold the applicable withholding tax from the relevant payment and remit the balance to Turner, provided that Developer supplies Turner with ------------- original documentation evidencing the appropriate payment by Developer of that withholding tax immediately following each such remittance. Turner is a resident of the United States of America for tax purposes, regardless of the location of its designated remittance or payment address. Accordingly, if the territory in which Developer is incorporated is party to an applicable taxation treaty with the United States of America, withholding tax under this Agreement should follow the prescribed tax rate under that treaty. Developer acknowledges and agrees that if it fails to withhold and/or pay withholding tax as set out in this paragraph, Turner (i) shall not be liable to refund to Developer or Distributor any payment made under this Agreement (or any part of it) in connection with any withholding tax payable on it; and (ii) shall continue not to be responsible for any withholding tax payable under this Agreement. If Developer is legally restricted from remitting any payment due under this Agreement, it shall promptly notify Turner and follow Turner's instructions with respect to that payment.

6.4 Timeliness. All payments under this Agreement shall be made to Turner at the address set out in this Agreement (or subsequently advised in writing by Turner) by the due date and in the manner specified in this Agreement, without deduction, set-off or counterclaim. The parties acknowledge and agree that the time within which Developer is required to make payment in accordance with this Agreement is of the essence of this Agreement and any failure to do so by Developer shall constitute a breach of this Agreement.

7.       WITHDRAWAL.

Linktone Parties acknowledge and agree that if Turner (or its Affiliate) on any occasion reasonably considers it necessary or advisable in the exercise of its business judgment to withdraw individual elements of CN Content or Turner Content due to any question concerning

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any right or claim to it, Turner may immediately remove such individual element from the CN Content or the Turner Content so as to deny Linktone Parties any further access to that element of the CN Content or the Turner Content (as applicable), and Linktone Parties shall promptly withdraw such element from distribution in the Territory. This withdrawal right is not intended to alter Turner's obligations under this Agreement, but only to provide Turner a means to withdraw particular elements from the CN Content or the Turner Content as it deems reasonably necessary.

8.       TRADEMARKS.

Without making any representations or warranties of any kind with respect to its respective Trademarks, each party consents to the non-exclusive use by the other party (in this paragraph referred to as the user) of its designated Trademarks to the extent necessary for the user to perform this Agreement and then only in accordance with the following.

(a) The user must comply with all reasonable instructions by the first party as to the use of the Trademarks of the first party.

(b) The user must not use a Trademark of the first party in combination with any other trademark or service mark without the prior written consent of the first party.

(c) The user must not use a Trademark in a way that is derogatory to or critical of the first party or its affiliates or any of their products or services.

(d) The user will acquire no ownership of the Trademarks licensed to it under this Agreement and will not attack or assist any other person to attack the ownership of a Trademark licensed to the user under this Agreement.

(e) If any unauthorised use of the other party's Trademarks by third parties comes to a party's attention, it shall promptly notify the other party of that unauthorised use.

(f) On termination or expiry of this Agreement, the user agrees promptly to discontinue all use of the first party's Trademarks and to destroy, or deliver to the first party at its request, all materials bearing the first party's Trademarks.

(g) Each party reserves all rights in and to its Trademarks not specifically granted in this Agreement.

9.       AUTHORIZED REPRESENTATIVES.

Turner and Linktone Parties each agree to designate one suitably qualified and experienced representatives as its primary contact for business matters relating to this Agreement and to act on behalf of them for all purposes in connection with this Agreement. If the representative of a party is unable or likely to be unable to carry out his or her role under this Agreement, then that party shall promptly appoint a new suitably qualified and experienced representative and advise the other party of the change.

10.      CONFIDENTIALITY.

All parties agree to keep confidential the terms of this Agreement and all negotiations related to the Agreement and to limit disclosure of the contents of this Agreement and ongoing negotiations to its employees and advisors on a need-to-know basis. However, each party may disclose such information to its Affiliates who are advised of the confidential nature of such information and who have a legitimate need to know in connection with continuing negotiations contemplated under this Agreement. Each party may also disclose such information in accordance with, but only to the extent required by, applicable law. The obligations set out in this paragraph shall survive the expiration or termination of this Agreement.

11.      TERMINATION.

(a) Except as otherwise provided in this Agreement, Turner may immediately terminate this Agreement by written notice to Linktone Parties if:

         (i) Developer or Distributor is in breach of any provision of this Agreement and, in case of breach capable of remedy, has failed to remedy that breach within 14 days of notice requiring it to do so;

         (ii) it believes on reasonable grounds that Developer or Distributor is unable to pay its debts when they fall due.

(b) Except as otherwise provided in this Agreement, Linktone Parties may immediately terminate this Agreement by written notice to Turner if:

         (i) Turner is in breach of any provision of this Agreement and, in the case of breach capable of remedy, has failed to remedy that breach within 14 days of notice requiring it to do so;

         (ii) Linktone Parties believe on reasonable grounds that Turner is unable to pay its debts when they fall due.

(c) The termination of this Agreement shall be without prejudice to any action or remedy of a party arising prior to the date of termination.

(d) On expiration or termination of this Agreement or on demand by Turner, Linktone Parties shall destroy all CN Content and Turner Content and certify to Turner that they have done so.

12.      FORCE MAJEURE.

No party will be responsible for delays in performance caused by acts of God or governmental authority, strikes or labour disputes, electrical outage, equipment failure, fires or other loss of facilities or any other cause beyond the party's reasonable control. The affected party must use reasonable efforts to minimise the effect of the delay. If such a delay in Linktone Parties' performance of this Agreement continues for 20 or more consecutive days or 30 or more days within a single 90-day period, Turner may terminate this Agreement without further liability or obligation. If such a delay in Turner's performance of this Agreement continues for 20 or more consecutive days or 30 or more days within a single 90-day period, Linktone Parties may terminate this Agreement without further liability or obligation.

13.      REPRESENTATIONS AND WARRANTIES.

(a) Linktone Parties, on the one part, and Turner, on the other part, represent and warrant to each other that:

         (i) it has the right, power and authority to enter into and perform this Agreement and to consummate any and all transactions provided for in this Agreement;

         (ii) the provisions of this Agreement do not violate any other understandings, contracts or agreements that it has entered into with any other individual or entity or by which it may be bound;

         (iii) it shall comply with the statutes, rules and regulations of duly constituted governmental authorities having jurisdiction over its respective activities and/or having jurisdiction over Turner, including the United States Foreign Corrupt Practices Act; and

         (iv) it recognises the goodwill attached to, and will not knowingly or negligently take any action that would be detrimental to, the goodwill associated with the CN Content and the Turner Content, or the Service, respectively.

(b)      Developer represents and warrants to Turner that:

         (i) the CN Content produced by it will not infringe or violate any copyright, trademark or other intellectual property right of any third party; and

         (ii) it is legally entitled to remit the payments due to Turner under this Agreement and shall take all steps, obtain all permits and registrations and make all necessary filings to the Shanghai Commission of Foreign Economic Relations and Trade (or such other organisation as may be required by applicable laws) and bank applications required during the Term to ensure that it may, and may continue to, remit the payments due to Turner under this Agreement.

(c) Turner represents and warrants to Linktone Parties that the CN Characters provided by it under this Agreement will not themselves infringe or violate any copyright, trademark or other intellectual property right of any third party provided that they are used in accordance with this Agreement.

14.      INDEMNIFICATION.

(a) On demand Linktone Parties shall indemnify Turner, its Affiliates and their respective employees, agents and contractors against any claim, loss or cost (including reasonable legal fees) incurred as a direct or reasonably foreseeable result of any act or omission of

         Linktone Parties or their employees, agents and contractors, including any breach by Linktone Parties of any provisions or this Agreement or of any third party rights.

(b) On demand Turner shall indemnify Linktone Parties, their Affiliates and their respective employees, agents and contractors against any claim, loss or cost (including reasonable legal fees) incurred as a direct or reasonably foreseeable result of any act or omission of Turner or its employees, agents and contractors, including any breach by Turner of any provisions of this Agreement or of any third party rights.

(c) No party shall be liable to any other party for any indirect, incidental, special or consequential damages, including damages for loss of profits, data or use.

15.      NOTICES.

All notices to the parties required under this Agreement shall be given in writing and delivered by hand, facsimile (with documented confirmation of receipt) or sent by registered mail (return receipt requested) to the address of the receiving party set out below as updated by that party during the Term:

   if to Turner:                            with a simultaneous copy to:

   Turner Broadcasting System Asia          Turner Broadcasting System Asia
     Pacific, Inc.                           Pacific, Inc.
   30/F, Oxford House, Tai Koo Place        30/F, Oxford House, Tai Koo Place
   979 King's Rd, Quarry Bay,               979 King's Rd, Quarry Bay, Hong Kong
   Hong Kong                                Attention: Senior Counsel
   Attention: Vice President, Network       Facsimile: (852) 3128 3950
    Distribution
   Facsimile: (852) 3128 3905

         if to Linktone Parties:

         The address set out in Schedule A.

All notices mailed shall be deemed given on the fifth day after mailing; all notices delivered by personal delivery shall be deemed given on the date of delivery; and all notices sent by facsimile shall be deemed given on the date of transmission and confirmation.

16.      GOVERNING LAW AND DISPUTE RESOLUTION.

The laws of the Hong Kong Special Administrative Region govern this Agreement. If any dispute or difference arises out of or in connection with this Agreement it must be resolved by, and either party can submit it to, compulsory and binding arbitration in Hong Kong under the rules of the Hong Kong International Arbitration Centre. The arbitration shall be held in Hong Kong and all proceedings and submissions shall be in English.

17.      GENERAL PROVISIONS.

This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties with respect to that subject matter. No amendment to this Agreement will be valid unless confirmed in writing by both parties. Any provision of this Agreement that is unenforceable in a jurisdiction is ineffective as to that jurisdiction to the extent of the unenforceability. That does not affect the validity or enforceability of that provision in any other jurisdiction nor invalidate the remaining provisions of this Agreement. A party's failure or delay in exercising any right under this Agreement will not operate as a waiver by that party nor will any single or partial exercise of any right or the exercise of any other right preclude any further exercise. This Agreement does not constitute either party as the partner, agent or employee or representative of the other. Neither Developer nor Distributor may assign this Agreement without the prior written consent of Turner. All obligations imposed on both Developer and Distributor under this Agreement shall be borne jointly and severally by them.

The parties to this Agreement have caused their duly authorised representatives to execute this Agreement as of the Effective Date.

Turner Broadcasting System Asia   Developer                    Distributor
Pacific, Inc.

/S/ Ian Carroll                   /S/ Raymond L. Yang          /S/ Raymond L. Yang
--------------------------------  ---------------------------  --------------------
Stephen Ian Carroll               Print name: Raymond L. Yang  Print name: Raymond L. Yang
General Manager                   Print title: CEO             Print title: CEO

                                   SCHEDULE A

                                AGREEMENT DETAILS

Effective Date:             I July 2003

Developer name:             Linktone Consulting Co., Ltd.

Developer address:          Harbour Ring Plaza, 6th floor
                            18 Xi Zang Zong Road
                            Shanghai 200001
                            The People's Republic of China.
                            Attention: Mr. Carter Agar, Vice President,
                            Business Development

Developer facsimile no.:    +8621 5385 3826

Distributor name:           Shanghai Weilan Computer Company Ltd.

Distributor address:        Harbour Ring Plaza, 6th floor
                            18 Xi Zang Zong Road
                            Shanghai 200001
                            The People's Republic of China.
                            Attention: Mr. Carter Agar

Distributor facsimile no.:  +8621 5385 3826

CN Functionality:           All software, code, technology protocols, graphics,
                            text animation, audio, video and any other content or materials that are provided to Developer under this Agreement for the purpose of the installation and operation of the CN Games by Developer on the Service and/or resulting from the use of the CN
                            Games on the Service and/or the production of CN
                            Games by Developer.

CN Games:                   The CN Games produced by Developer and distributed
                            by Distributor shall be interactive. SMS-based games that result from the installation of the CN
                            Functionality on the Service and the exchange of Game Components on the Service as follows: a Subscriber requests a CN Game from Distributor.
                            Distributor sends the first question of that CN Game to the Subscriber via the Designated Technology. The
                            Subscriber answers the question sent by Distributor, also via the Designated Technology. Distributor sends the Subscriber the next question of that CN
                            Game to the Subscriber, via the Designated
                            Technology. The question and answer pattern repeats until that playing of the CN Game ends.

CN Content:                 The CN Content includes text and graphics in
                            simplified Chinese characters, being downloadable operator logos, wallpaper features, picture messages and any CN Games produced by Developer in accordance with this Agreement. The CN
                            Content shall be based on the CN Characters supplied to Developer by Turner in accordance with this Agreement and the Cartoon Network television channel broadcast by Turner's Affiliate.

                            During the Term, the CN Content shall comprise the following, as approved by Turner in its sole discretion:

                            -        picture messages;

                            -        wallpaper features;

                            -        operator logos;

                            -        SMS-based games; and

                            -        screen savers.

                            The number of each type of CN Content shall be as approved by Turner in its sole discretion. The first instalment of the CN Content shall comprise the following types of content:

                            -        150 picture messages;

                            -        150 wallpaper features;

                            -        75 operator logos;

                            -        1 CN Game.

                            Developer shall ensure that further instalments of the CN Content will be released on a quarterly basis, as approved by Turner in its sole discretion. Turner and Developer shall review each of Developer's subsequent CN Content instalment plans 30 days after the launch of each preceding instalment.

Turner Content:             The Turner Content includes and text and graphics,
                            being downloadable operator logos, wallpaper features, picture messages, ringtones and CN Games.
                            The Turner Content shall be based on the characters of the Cartoon Network television channel broadcast by Turner's Affiliate.

                            During the Term, the Turner Content shall comprise the following:

                            -        picture messages;

                            -        wallpaper features;

                            -        operator logos;

                            -        35 ringtones; and

                            -        3 CN Games.

                            The number of picture messages, wallpaper features and operator logos comprising part of the Turner Content shall be as notified and supplied by Turner to Developer during the Term.

Format of Turner Content:   The parties acknowledge and agree that the format of
                            the Turner Content as delivered to Developer by Turner may presently only be downloadable to Nokia handsets. Developer may reformat the Turner Content to allow it to be downloaded to other manufacturers' handsets or onto Java-enabled mobile telephones, provided that such reformatting does not modify or alter the Turner Content in any way or diminish or distort the appearance or sound of the Turner
                            Content. Any such reformatting shall be at Developer's sole cost, and Developer shall indemnify
                            Turner for any costs or claims arising from such reformatting.

Designated Technology:      Wireless mobile telecommunications services intended
                            to transmit data via SMS, MMS. EMS or WAP technology, or such other wireless mobile telecommunications technology that becomes available in the Territory during the Term, to mobile telephones only.

Term: The period commencing as of the Effective Date and continuing until the expiry of twelve months from the Commencement Date or 30 September 2004, whichever is the earlier, unless earlier terminated pursuant to the terms of this Agreement. At the expiration of the Term, this Agreement will automatically renew for a period of one year on the same terms unless either party notifies the other of its intent not to renew at least 60 days prior to. the expiration of the then-current Term.

Territory:                  The People's Republic of China, excluding Hong Kong
                            and Macau.

Access method:              Turner shall deliver (i) the CN Characters on or
                            before the Effective Date and (ii) the Turner
                            Content, from time to time during the Term, to Developer via email in .bmp files. If Developer does not supply Turner with an appropriate e-mail address for the delivery of the CN Characters and the Turner
                            Content to Developer, or if such email delivery is not effective in any instance, Turner may deliver the CN Characters and the Turner Content in .bmp files on disc to Developer's address as set out above. Developer shall bear the cost of the delivery of the CN Characters and the Turner Content to Developer under either delivery method set out in this paragraph.

Subscription Fee:           Distributor shall charge each Subscriber, or shall
                            procure that each Subscriber is charged, a minimum monthly Subscription Fee of ********** on the first occasion during each calendar month that such a Subscriber requests the CN Content or Turner
                            Content. After the initial launch of the Service, the parties may agree on a revised minimum monthly
                            Subscription Fee to be charged to Subscribers based on the market conditions in the Territory at that time. In the absence of agreement between the parties, the minimum monthly Subscription Fee shall remain a *************.

Annual minimum guarantee:   ************ payable on execution of this Agreement.
                            Developer shall pay the annual minimum guarantee without deduction, set-off or counterclaim.

Revenue Fee:                The Revenue Fee is:

                            (a)  ************, less
                                 ******************************
                                 ************** described in Paragraph
                                 6.2, until such time that the Linktone
                                 Parties have recouped the annual
                                 minimum guarantee; and thereafter

                            (b)  ************, less
                                 ************************************
                                 ************ described in Paragraph
                                 6.2.

                            The Revenue Fee is payable quarterly in arrears within 60 days of Distributor's receipt of Gross Revenue from the Service Operator(s).

                            Developer shall pay Turner the Revenue Fee in United States dollars, without deduction, set-off or counterclaim. Developer shall calculate the United States dollar-denominated; payment of each instalment of the Revenue Fee using a Renminbi :
                            United States dollar exchange rate of, for the first year of the Term, *******. On or before the commencement of each subsequent Year of the Term (if any), Turner shall advise Developer of the Renminbi : United States dollar exchange rate applicable to that subsequent Year of the Term, failing which the applicable Renminbi : United States dollar exchange rate for the second year of the Term
                            ***************.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED